FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

First  Amendment to  Employment  entered  into as of the 28th day of June,  1999
between   HydroChem   Industrial   Services,   Inc.,  a  Delaware   corporation,
("Employer"), and Donovan Boyd, an individual ("Employee").

WHEREAS, Employer and Employee are parties to an Employment Agreement dated as of September 26, 1997 (the "Employment Agreement"); and

WHEREAS, Employer and Employee desire to amend the Employment Agreement as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The fourth paragraph of section 3 of the Employment Agreement shall be and hereby is deleted, and the following shall be inserted in lieu thereof:

        " Employee shall be a participant in the Employer's Deferred Bonus Plan (the "Plan"). Subject to all terms and conditions of the Plan, Employee shall be awarded deferred bonuses thereunder as of May 1, 1999 in the amount of Eighty Thousand Dollars ($80,000) and as of May 1, 2000 in an amount equal to his Performance Bonus for 1999. Any further awards of a deferred bonus under the Plan shall be in the sole discretion of the Employer's board of directors."

2. Exhibit A to the Employment Agreement shall be and hereby is deleted.


IN WITNESS WHEREOF, Employer and Employees have signed this First Amendment to Employment Agreement as of the date first hereinabove set forth.

EMPLOYER                                                  EMPLOYEE

HydroChem Industrial Services, Inc.                    /s/ Donovan Boyd
                                                       ------------------
                                                          Donovan Boyd

By: /s/ Gary D. Noto
--------------------
   Gary D. Noto, President and
   Chief Operating Officer